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                             ENDORSEMENT AGREEMENT


         This Endorsement Agreement is hereby entered into on this the 15th day of January, 1996, by and between DON M. CANADA, an individual authorized pursuant to the provisions of Article 21.07-1 of the Texas Insurance Code to act as a Group I Life Insurance Agent with principal offices at 918 Congress Avenue, Suite 200, Austin, Texas 78701 (hereinafter "AGENT") as agent of record for and authorized representative of the Texas Association for Optometrists, the Texas Podiatric Medical Association and the Texas Society of Professional Surveyors, and PROFESSIONAL BENEFITS INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Texas and authorized pursuant to the provisions of Chapter 3 of the Texas Insurance Code to act as a life, accident and health insurer with principal offices at 10835 Rockley, Houston, Texas 77099 (hereinafter "PBIC").
                                R E C I T A L S:

         WHEREAS, AGENT is the insurance agent of record for and the authorized representative of the Texas Association of Optometrists, the Texas Podiatric Medical Association, and the Texas Society of Professional Surveyors (hereinafter "THE ASSOCIATIONS");

         WHEREAS, as agent of record, AGENT represents the above-mentioned associations in seeking various insurance coverages to endorse to the members of the associations, including life, accident and health insurance coverages;

         WHEREAS, PBIC is a licensed life, accident and health insurer in the state of Texas;


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         WHEREAS, PBIC desires to secure the endorsement of the Associations for the offer to the membership of the Associations of life, accident and health insurance products;

         WHEREAS, Agent is seeking an alternative carrier to take over the life, accident and health insurance book of business previously written by Fidelity American Insurance Company on behalf of members of the Associations;

         WHEREAS, PBIC is willing to assume the Fidelity American Insurance book of business on terms and conditions as set out in this agreement;

         WHEREAS, the parties hereto have agreed to the terms and conditions set out in this agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein the parties hereto agree as follows:

                                       I.

                              TAKEOVER OF BUSINESS

         1.01 PBIC does hereby agree to take over the insurance book of business previously insured through Fidelity American Insurance Company as respects the members of the Texas Association of Optometrists, the Texas Podiatric Medical Association, and the Texas Society of Professional Surveyors as of February 1, 1996. The takeover of the above-mentioned book of business will be evidenced by the issuance of policies of insurance by PBIC on forms approved for use in the State of Texas for PBIC by the Texas Department of Insurance. The forms approved for use in Texas for PBIC by the Texas Department of Insurance shall provide the same schedule of

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benefits as that provided by Fidelity American Insurance Company to the members of the Associations as of January 31, 1996. The schedule of benefits may include certain enhancements including a $3,000,000.00 life time maximum and such other enhancements as may be mutually agreed between PBIC and Agent as Agent of Record for the Associations.

         1.02 PBIC policies will be issued to the members of the Associations as of February 1, 1996 on a "full takeover basis." It is the intent of the parties that the PBIC coverage effective February 1, 1996, shall be on a "no-loss/no-gain" basis whereby the members of the Associations covered through Fidelity American Insurance Company as of January 31, 1996, shall receive credit for any deductible amounts satisfied between January 1, 1996, and January 31, 1996. Any policies of Fidelity American Insurance Company in force for a period of less than twelve (12) months as of January 31, 1996, will continue the twelve (12) month pre-existing condition limitation. Any policies of Fidelity American Insurance Company in force as of January 31, 1996, having current life time maximums exhausted will transfer to new coverage under PBIC; however, no further benefits will be payable under the PBIC policy. It is specially agreed and understood between the parties that no part of the premium payable to PBIC may be paid by the employer of any covered person.

                                      II.

                              ENDORSEMENT OF PBIC

         2.01 AGENT on behalf of the Texas Association of Optometrists, the Texas Podiatric Medical Association and the Texas Society of Professional Surveyors does hereby endorse PBIC

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to the members of the Associations as the insurer of preference for the
Associations as respects life, accident and health insurance coverages. By the execution of the agreement by Agent, the Associations evidence their endorsement of PBIC to their members for life, accident and health insurance coverages. The above endorsement may be advertised and made known in a manner consistent with the Texas Insurance Code and the Rules and Regulations of the Texas Department of Insurance.

         2.02 For purposes of this Agreement "new business" means applications for insurance coverages on members of the Associations not covered through an Fidelity American Insurance Company policy as of January 31, 1996. Any new business submitted to PBIC as respects members of the Associations will be subject to underwriting by PBIC utilizing the current underwriting procedures of PBIC. The underwriting procedures of PBIC will be specifically outlined to AGENT in order that AGENT may follow such underwriting procedures in soliciting applications for coverage on behalf of PBIC through any agency agreement specifically entered into by and between PBIC and Agent.

         2.03 The coverage made available by PBIC to the members of the Associations will be a franchise policy approved for use in Texas by the Texas Department of Insurance. PBIC will issue the franchise policies to those members of the Associations meeting the current underwriting criteria of PBIC and accepted for coverage by PBIC. Those members of the Associations accepted for coverage by PBIC will be issued identification cards in addition to the PBIC policy.

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         2.04 New business submitted to PBIC will be subject to the current premium rates in effect. Business written by PBIC pursuant to this Agreement will be subject to rate increases predicted upon PBIC's normal method of calculating premium rate increases. PBIC will consider recommendations and advice from Agent with respect to premium rate actions; provided, however, premium rate actions remain within the sole discretion of PBIC.

         2.05 AGENT agrees that as Agent of Record for the Associations AGENT will permit PBIC the right of first refusal as respects any and all applications for life, accident and health insurance coverages on behalf of members of the above-mentioned associations. The endorsement provided in this agreement is exclusive to the extent that PBIC does have the right of first refusal as respects any and all applications for life, accident, and health insurance coverages solicited by Agent from members of the Associations.

         2.05 In the event PBIC is aware of "follow-up" business as respects Association members known to PBIC, Agent shall be given the right of first refusal to solicit the "follow-up" business with respect to leads generated on business related to any of the Associations.

                                      III.

                                      TERM

         3.01 AGENT hereby enters into this Endorsement Agreement on behalf of the Texas Association of Optometrists, the Texas Podiatric Medical Association, and the Texas Society of Professional Surveyors and does hereby appoint PBIC as the insurer on behalf of the above-mentioned associations and PBIC hereby accepts the endorsement of the Associations as respects

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the life, accident and health insurance products of PBIC for a period of five
(5) years from and after the date of execution of this agreement; subject, however, to prior termination of this agreement as hereinafter provided.

                                      IV.

                                 DUTIES OF PBIC

         4.01 As the insurer for the life, accident and health insurance coverages contemplated by this agreement, PBIC will be responsible for all administrative functions as respects the policies issued by PBIC to members of the Associations. The administrative functions include underwriting as respects new business, claims review and claims payment, new policy issue, policyholder service, and related administrative functions. It is specifically agreed and understood between the parties that Agent shall be responsible for the billing and collection of premium on behalf of PBIC.

         4.02 PBIC shall be responsible for the proper payment of commissions. PBIC will pay commissions to the appropriate agent within five (5) business days from the first day of the month following receipt of collected premium.

         4.03 PBIC and AGENT will implement a quarterly strategic marketing meeting to review and determine targets of opportunity as respects the Associations or other non-profit associations brought to the attention of PBIC by AGENT.

         4.04 PBIC will implement a claims appeal process similar to that utilized by PBIC as respects the Texas Restaurant Association for claims arising under policies issued to members of the Texas Society of Professional Surveyors.

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                                       V.

                                DUTIES OF AGENT

         5.01 AGENT shall be responsible for the billing and collection of premium as respects policies of insurance issued by PBIC to members of the Texas Association of Optometrists, the Texas Podiatric Medical Association, and the Texas Society of Professional Surveyors. AGENT shall submit to PBIC premium as respects the Associations on the twenty-fifth (25th) day of each month as collected by AGENT. The premium will be submitted by AGENT to PBIC on a list billing which reflects the name of each individual policyholder and the premium paid by such policyholder for each type of coverage. The list billing will be submitted in a format which is acceptable to PBIC. The list billing submitted by AGENT shall serve as the basis for PBIC's determination of eligibility for coverage for members of the Associations.

         5.02 It is specifically agreed and understood between the parties that any monies received or collected by AGENT constituting premiums due and payable to PBIC constitute trust funds belonging to PBIC. AGENT has no right, title, or interest in and to premiums collected by AGENT on behalf of PBIC. AGENT is only entitled to commissions earned and payable by PBIC to AGENT. AGENT specifically agrees that a trust is imposed upon any and all premiums collected by AGENT on behalf of PBIC and that the monies so collected will be treated as fiduciary funds belonging to PBIC.

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                                      VI.

                           TERMINATION OF APPOINTMENT

         6.01 This agreement shall terminate on the occurrence of any of the following events:

         a. Anything contained herein to the contrary not withstanding, in the event PBIC shall discontinue operating its business, this agreement shall cease and terminate on the first day of the month in which PBIC ceases operations with the same force and effect as if said first day of the month were originally set forth as a termination date hereof;

         b. Anything contained herein to the contrary notwithstanding, in the event any of the Associations named in this agreement shall discontinue operating its business, this agreement shall cease and terminate on the first day of the month in which such Association ceases operations with the same force and effect as if said first day of the month were originally set forth as the termination date hereof;

         c. The willful breach of duty, the habitual neglect or continued incapacity on the part of PBIC to perform PBIC's duties unless waived by AGENT on behalf of the Associations;

         d. The willful breach of duty, the habitual neglect or continued incapacity on the part of AGENT to perform AGENT's duties unless waived by PBIC; or

         e. By delivery through the U.S. Mail or by hand, a written notice of termination giving at least one hundred eighty (180) days notice of termination of this agreement by either party.

                                      VII.

                               GENERAL PROVISIONS

         7.01 This agreement supersedes any and all other agreements, either or oral or written, between the parties hereto with respect to the matters subject of this agreement and contains all of the covenants between the parties with respect to the endorsement of PBIC by the Associations and the takeover of the Fidelity American book of business by PBIC.

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         7.02 This agreement shall be governed by and construed in accordance with the laws of the State of Texas. This agreement shall be performed in Harris County, Texas.

         7.03 In the event of a breach of this agreement by either PBIC or AGENT or any of the Associations for whom AGENT is AGENT of Record resulting in damages to the other party, the aggrieved party shall recover from the party breaching this agreement any and all damages that may be sustained.

         7.04 If any act at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable costs, attorney's fees, and necessary disbursements in addition to any and all other relief to which such party may be entitled.

         7.05 Any notices to be given hereunder by one party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as five (5) days after mailing.

         7.06 Nothing contained herein is intended to nor does it create the relationship of joint venturer or partner between the parties.

         7.07 This agreement is severable. Should any term, condition, paragraph, or portion of this agreement be void or invalid for any reason, the remainder of this agreement shall be of full force

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and effect as if the void and invalid term, condition, paragraph, or portion were not a part of this agreement.

         7.08 This agreement may only be assigned with the mutual consent of the parties which such consent shall be evidenced by a written document attached to and made a part of this Agreement by either party.

         Executed on the day and year first above written by:

PROFESSIONAL BENEFITS                      DON M. CANADA, AS AGENT
INSURANCE COMPANY                          OF RECORD FOR THE TEXAS
                                           ASSOCIATION OF OPTOMETRISTS,
                                           THE TEXAS PODIATRIC MEDICAL
                                           ASSOCIATION AND THE TEXAS
                                           SOCIETY OF PROFESSIONAL SURVEYORS

/s/ JERRY RAY                              /s/ DON M. CANADA
----------------------------               --------------------------------
BY:  Jerry Ray                                    DON M. CANADA
TITLE:  President





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